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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                                 Form 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 29, 2000
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                                 WesBanco, Inc.
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             (Exact name of registrant as specified in its charter)


     West Virginia                    0-8467                55-0571723
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(State or other jurisdiction       (Commission          (IRS Employer
   of incorporation)                File Number)        Identification No.)


     1 Bank Plaza, Wheeling, WV                               26003
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code       (304) 234-9000
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Former name or former address, if changed since last report  Not Applicable
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Item 5 - Other Events

     On December 29, 2000 WesBanco, Inc. and Freedom Bancshares, Inc. jointly announced that they have entered into a definitive Agreement and Plan of Merger providing for the acuisition of Freedom and the merger of Freedom's affiliate Belington Bank, Belington, West Virginia, with and into WesBanco affiliate, WesBanco Bank, Inc. Under the terms of the definitive Agreement and Plan of Merger, WesBanco will exchange 2.58 shares of WesBanco common stock for each share of Freedom common stock outstanding in a transaction accounted for as a purchase transaction. The transaction, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of Freedom and WesBanco, is expected to be completed in mid-year 2001.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

            20 - Press release dated December 29, 2000, announcing that
                 WesBanco, Inc. and Freedon Bancshares, Inc. have entered into a definitive Agreement and Plan of Merger.




                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WesBanco, Inc.
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                                          (Registrant)


January 8, 2001                           /s/ Edward M. George
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    Date                                  Edward M. George
                                          President & Chief Executive Officer